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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------



         Date of Report (Date of earliest event reported): July 27, 2004

                               HOME DIRECTOR, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



        Delaware                                             52-2143430
 --------------------------                           ---------------------
(State or other jurisdiction                              (I.R.S. Employer
    of incorporation)                                 Identification Number)

                                    333-86873
                                    ---------
                            (Commission File Number)


              2525 Collier Canyon Road, Livermore, California 94551
              -----------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (925) 373-0438

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE


     On July 27, 2004, the Company completed a private placement of equity units consisting of 8,813,569 shares of common stock and three-year warrants to purchase 8,813,569 shares of common stock at $0.74 per share, for aggregate consideration of $5.2 million ($0.59 per unit). Spencer Trask Ventures, Inc. acted as placement agent for the Company in the private placement.

     The gross proceeds of $5.2 million included the automatic conversion of $1,015,000 aggregate principal amount of notes that were privately sold by the Company in a bridge financing completed in May 2004 (see below). Net cash proceeds were approximately $4.4 million, after compensation to the placement agent and other costs of the placement. The Company plans to use the proceeds primarily for working capital purposes, including a reduction in outstanding liabilities, and the Company anticipates that its cash resources (which may include borrowings under currently available and anticipated credit facilities) will be sufficient to meet its working capital needs for at least 12 months from the date hereof.

     The Company paid the placement agent cash compensation of $657,310, including reimbursement for its non-accountable expenses. In addition, the Company issued to the placement agent five-year warrants to purchase 3,525,427 shares of common stock at $0.74 per share.

     In May 2004, the Company privately sold $1,015,000 aggregate principal amount of convertible notes and warrants to purchase an aggregate of 1,015,000 shares of common stock at $1.00 per share. On June 18, 2004, the $1,015,000 principal amount of the notes was automatically converted into equity units in the above described private placement at a conversion price of $0.59 per unit.

     Upon completion of the private placement, as of July 27, 2004, there were issued and outstanding 16,035,715 shares of the Company's common stock and warrants and options to purchase 24,895,870 additional shares of the Company's common stock, exceeding the total of 40,000,000 shares of the Company's authorized common stock. Certain of the Company's directors and officers have agreed to suspend their rights to exercise options and warrants to purchase an aggregate of 1,599,394 shares of common stock until such time if ever as the Company's certificate of incorporation is amended to increase the authorized shares of common stock. Any issuances of more than 667,809 shares of the Company's common stock in addition to those covered by other outstanding options and warrants will require an amendment to the Company's certificate of incorporation or the cancellation, deferral or suspension of rights to exercise additional options or warrants.

     The equity units and the bridge notes were sold to persons the Company reasonably believed were accredited investors, without public solicitation or advertising, the certificates issued for the securities issued in the bridge financing and the private placement were endorsed with an appropriate restrictive legend, and the Company believes such transactions were therefore exempt from registration under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to Rule 506 thereunder.

     The Company has agreed on or about September 10, 2004, to file a registration statement to register under the

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Securities Act the resale of the shares of common stock underlying the equity units, the shares of common stock underlying the warrants issued in the bridge financing, and the warrants issued to the placement agent.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits

4.1 Form of Warrant issued to subscribers in the Company's bridge financing and private placement.

4.2 Form of Warrant issued to Spencer Trask Ventures, Inc. in connection with the private placement.


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                                  EXHIBIT INDEX


Number                        Description
------                        -----------

4.1 Form of Warrant issued to subscribers in the Company's bridge financing and private placement.

4.2 Form of Warrant issued to Spencer Trask Ventures, Inc. in connection with the private placement.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 3, 2004

                                       HOME DIRECTOR, INC.
                                       (Registrant)



                                       By:  /s/ Daryl Stemm
                                           -------------------------------------
                                           Daryl Stemm
                                           Chief Financial Officer and Secretary